Exhibit 10.2
                               FIRST AMENDMENT TO
                           REVOLVING CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (the "Amendment") is made this 1st day of March, 2000, by and between KOALA CORPORATION, a Colorado corporation ("Borrower") and U.S. BANK NATIONAL ASSOCIATION, a national banking association ("Bank").

                                 R E C I T A L S

         A. Borrower and Bank are parties to that certain Revolving Credit Agreement dated as of December 16, 1998 (the "Credit Agreement") and the other Relevant Documents described therein.

         B. Borrower has requested that Bank increase the Revolving Credit Line from a maximum amount of $15,000,000 to a maximum amount of $40,000,000 and to extend the Termination Date from December 16, 2001 to the third anniversary of this Amendment.

         C. Bank is willing to increase the Revolving Credit Line, extend the Termination Date and make certain other modifications to the Credit Agreement subject to and in accordance with the terms of this Amendment.

         NOW, THEREFORE, the parties agree as follows:

                                A G R E E M E N T

         1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

         2. Amendments to the Credit Agreement.

                  a. Section 1.01. Section 1.01 is hereby amended and restated in its entirety to read as follows:

         1.01 Revolving Credit Line. Subject to the following terms and conditions, Bank agrees to make a line of credit available to Borrower (the "Revolving Credit Line") in the maximum amount of $40,000,000 (the "Maximum Line") or, if less, the amount of the Cash Flow Limit (defined below), pursuant to which Bank will make loans to Borrower (each an "Advance") in such amounts as Borrower may request from time to time, the proceeds of which shall be used for working capital, the acquisition of SCS Interactive, Inc. (the "SCS Acquisition"), and future acquisitions. The aggregate outstanding principal balance of all Advances made hereunder may not exceed the Maximum Line. Amounts borrowed under the Revolving Credit Line may be repaid prior to the Termination Date (defined below) without penalty, except as set forth in Exhibit A to the Note (defined below), and may be reborrowed subject to the terms hereof.

                  Bank's commitment to make Advances hereunder is subject to satisfaction of the conditions in Section 4 below and the following limitations:

                    (i) Bank's commitment to lend hereunder shall terminate on the third anniversary of the date hereof (the "Termination Date"), if not sooner terminated under Section 8 below;

                    (ii) Bank shall not be obligated to make any Advance which would cause the outstanding principal balance of the Revolving Credit Line (the "Line Balance") to exceed the Maximum Line or, if less, the Cash Flow Limit; and

                    (iii) Bank shall not be obligated to make any Advance if an Event of Default, as defined in Section 7 below, or an event which, with the giving of notice or lapse of time, or both, would become an Event of Default (a "Potential Default"), has occurred and has not been cured by Borrower or waived by Bank.

                  b. Section 1.03. Section 1.03 is hereby amended and restated in its entirety to read as follows:

                  1.03 Interest. Borrower agrees to pay interest on the Line Balance from time to time as provided herein. Interest will accrue on the daily outstanding balance of each Advance at a fluctuating rate per annum equal to the applicable "Reserve Adjusted LIBOR Rate" plus the applicable margin as set forth below for the selected Interest Period (see the attached Exhibit A which will be attached to and incorporated into the Line Note for terms and definitions which will apply to the interest rates based on a Reserve Adjusted LIBOR Rate). On the date of and for each Advance, Borrower shall have the option to select fixed Interest Periods of one month, three months or six months or a reset daily one-month Interest Period basis. The interest rate for any new Advance made on or after the date of determination of Borrower's ratio of Debt to Annualized Cash Flow for each fiscal quarter or for any Advance outstanding on a reset daily basis on such determination date, will be subject to further adjustment, as of the date of such determination each fiscal quarter, as follows: When Borrower's ratio of Debt (as defined in Section 6.02) to Annualized Cash Flow (as defined in Section 1.04) is within one of the ranges set forth below, then the "margin" or "spread" to be added to the applicable Reserve Adjusted LIBOR Rate shall be the rate per annum set forth below opposite such range:

                  Debt/Annualized
                  Cash Flow Ratio                                         Margin
                  --------------------------------------------------------------

                  Less than 1.00:1                                         2.15%
                  Equal to or greater than 1.00:1 but less than 2.50:1     2.35%
                  Equal to or greater than 2.50:1 but less than 3.25:1     2.60%
                  Equal to or greater than 3.25:1                          2.85%

                  Accrued  interest  on each  Advance  shall  be due and payable
                  (i) at the end of each fixed Interest Period but not less than at the end of each 3 months, (ii) on the first day of each month for interest on a reset daily one-month Interest Period basis , (iii) at maturity of the Line Note and (iv) on demand after such maturity. After the occurrence of an Event of Default or after maturity or any acceleration of maturity of the Line Note, at Bank's option, the interest rate applicable to any Advance or the Line Balance may be increased as provided in the Line Note and Borrower agrees to pay any such increased interest. Interest shall be computed using the actual number of days in the period for which such computation is made and a per diem rate equal to 1/360 of the fluctuating rate per annum.

                  c. Section 1.04. Section 1.04 is hereby amended and restated in its entirety to read as follows:

                   1.04 Cash Flow Limit. The "Cash Flow Limit" means, at any point in time, a multiple of Borrower's Annualized Cash Flow in accordance with the following schedule:

                              Quarter Ending              Applicable Multiple
                              --------------              -------------------
                              March 31, 2000                     4.0
                              June 30, 2000                      4.0
                              September 30, 2000                 4.0
                              December 31, 2000                  3.5
                              March 31, 2001                     3.5
                              June 30, 2001                      3.5
                              September 30, 2001                 3.5
                              December 31, 2001                  3.0
                              March 31, 2002 and thereafter      3.0

                  "Annualized Cash Flow" means Borrower's earnings before interest, taxes, depreciation and amortization calculated at the end of each quarter for the previous four quarters (i.e. on a four-quarter trailing basis).

                  d. Section 1.05. Section 1.05 is hereby amended and restated in its entirety to read as follows:

                  1.05 Repayment of Principal. Borrower agrees to repay all Advances made hereunder. The Line Balance will be due and payable in full at the maturity of the Line Note, which will be the Termination Date, subject to acceleration upon the occurrence of an Event of Default. If Borrower issues any additional debt or equity securities for cash after the date hereof (excluding any Debt to Bank or

                  Bank's affiliates), Borrower agrees to repay outstanding Advances hereunder from and to the extent of the net proceeds received from any such issuance of securities.

                  e. Section 2.01. Section 2.01 is hereby amended and restated in its entirety to read as follows:

                  2.01 Collateral. The repayment of all of Borrower's indebtedness to Bank shall be secured by first priority perfected security interests (the "Security Interests") in all assets of Borrower, including without limitation equity interests in wholly-owned or majority-owned or controlled or subsidiary corporations or other limited liability entities (collectively, the "Subsidiaries") and other entities, accounts, general intangibles, inventory, equipment, furniture, fixtures and goods (all such terms having the meanings given them in the Colorado Uniform Commercial Code) now owned or hereafter acquired by Borrower and in all proceeds thereof (the "Collateral"). Borrower further agrees to cause each of its Subsidiaries to grant Security Interests in all Collateral owned by such Subsidiary. The Security Interests shall be created and perfected by security agreements, UCC financing statements, assignments and any other collateral documents deemed necessary or advisable by Bank in its sole discretion, each in form and substance satisfactory to Bank, duly executed by Borrower or Borrower's Subsidiary (the "Collateral Documents"). Hereafter, Borrower and Borrower's Subsidiaries shall from time to time execute and deliver to Bank such other documents in form and substance satisfactory to Bank, and perform such other acts, as Bank may reasonably request, to perfect and maintain valid Security Interests in the Collateral. In addition, Borrower hereby grants to Bank a security interest in all Borrower's deposit accounts at Bank to secure all obligations of Borrower to Bank now or hereafter arising.

                  f. Section 3.04. Section 3.04 is hereby amended and restated in its entirety to read as follows:

                  3.04 Financial Condition. The audited balance sheet of Borrower as at December 31, 1999, and the related statements of income and retained earnings for the fiscal year then ended, copies of which have been furnished to Bank, fairly present the financial condition of Borrower as at such date and the results of the operations of Borrower for such period, all in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis, and since December 31, 1999 there has been no material adverse change in such condition or operations.

                  g. Section 5.09. Section 5.09 is hereby amended and restated in its entirety to read as follows:

                  5.09 Financial Condition. Maintain the financial condition of Borrower, determined in accordance with GAAP so that it meets the following requirements measured on a quarterly basis for the preceding four fiscal quarters, i.e., on a 4-quarter trailing basis:

                           i. Borrower's ratio of (a) Debt to (b) Annualized Cash Flow ("Debt/ ACF") will be not more than the ratio provided in the following schedule for any particular quarter:

                               Quarter Ending                       Debt/ACF
                               --------------                    --------------
                               March 31, 2000                         4.00:1
                               June 30, 2000                          4.00:1
                               September 30, 2000                     4.00:1
                               December 31, 2000                      3.50:1
                               March 31, 2001                         3.50:1
                               June 30, 2001                          3.50:1
                               September 30, 2001                     3.50:1
                               December 31, 2001                      3.00:1
                               March 31, 2002 and thereafter          3.00:1

                           ii. Borrower's ratio of (a) Annualized Cash Flow to
                               (b)Interest Expense will be not less than 3.00:1.

                  h. Section 6.02. Section 6.02 is hereby amended and restated in its entirety to read as follows:

                  6.02 Debt. Create, incur, assume or permit to exist any Debt except 1) Debt to Bank or to affiliates of Bank; 2) Debt which is trade debt incurred by Borrower in the ordinary course of business on a short term basis for the acquisition of supplies or services; and 3) other Debt up to an aggregate amount of $400,000 at any one time outstanding. "Debt" means (i) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i) or (ii) above, and (iv) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

                  i. Section 6.04. Section 6.04 is hereby amended and restated in its entirety to read as follows:

                  6.04. Loans and Investments. Make any loans or advances to any person or entity or purchase or otherwise acquire the capital stock, assets, or obligations of, or any other interest in, any person or entity or make any other investments, except (i) readily marketable direct obligations of the United States of America or a money market mutual fund investing solely therein; (ii) certificates of deposit issued by commercial banks of recognized standing operating in the United States of America; (iii) other loans or investments in an aggregate amount in any one fiscal year not exceeding $1,000,000, excluding the Acquisition and the SCS Acquisition; or (iv) loans or advances to Subsidiaries.

                  j. Section 6.06. Section 6.06 is hereby amended and restated in its entirety to read as follows:

                  6.06 Merger or Sale. Merge into or consolidate with any corporation or other entity; or sell, lease, assign or otherwise transfer or dispose of all or any material portion of its assets (including the stock of any Subsidiary) except for sales of inventory in the ordinary course of business.

                  k. Section 9.06. Section 9.06 is hereby amended and restated in its entirety to read as follows:

                  9.06 Notices. All notices, requests and demands given to or made upon either party must be in writing and shall be deemed to have been given or made when personally delivered or two
                  (2) days after having been deposited in the United States Mail, first class postage prepaid, addressed as follows:

                        If to Borrower:       Koala Corporation
                                              Attn: Mark A. Betker
                                              President and CEO
                                              11600 E. 53rd Avenue, Unit D
                                              Denver, CO  80239

                        If to Bank:           U.S. Bank National Association
                                              Attn: Joni M. Fish, Vice President
                                              8401 East Belleview
                                              Denver, CO  80237

         3. Conditions Precedent. Each of the conditions precedent stated in Article IV of the Credit Agreement shall apply with equal force to any and all Advances made under this Amendment, including without limitation Borrower's obligation to provide evidence that the SCS Acquisition has closed and been completed in accordance with the SCS Acquisition Agreement.

         4.       Conditions  to  Effectiveness.    Notwithstanding  any   other
provision contained herein to the contrary, this Amendment shall not become effective until all of the following conditions are fully satisfied:

                  (a) Delivery of Amendment. Each of Borrower and Bank shall have executed and delivered this Amendment, the Line Note and all other documents required or contemplated hereby.

                  (b) Reimbursement for Expenses. Borrower shall have reimbursed Bank for all expenses (including filing, loan and legal fees and related expenses) actually incurred by Bank in connection with the preparation of this Amendment.

                  (c) Representations True; No Default. The representations and warranties of Borrower as set forth in Article 3 of the Credit Agreement are true on and as of the date of this

Amendment with the same force and effect as if made on and as of this date and there shall be no uncured Event of Default under the Credit Agreement.

                  (d) Other Documents. Borrower shall have delivered to Bank such other documents, instruments, and undertakings as Bank may reasonably request.

                  (e) Origination Fee. Borrower shall have paid to Bank $85,000 as an origination fee for this Amendment.

         5. Representations and Warranties. Borrower hereby represents and warrants to Bank that each of the representations and warranties set forth in Article 3 of the Credit Agreement is true and correct in each case as if made on and as of the date of this Amendment. Borrower expressly agrees that it shall be an additional Event of Default under the Credit Agreement if any representation or warranty made hereunder shall prove to have been incorrect in any material respect when made.

         6. No Further Amendment. Except as expressly modified by this Amendment, the Credit Agreement and the other Relevant Documents shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder. Without limiting the foregoing, Borrower expressly reaffirms and ratifies its obligation to pay or reimburse Bank on request for all reasonable expenses, including legal fees, actually incurred by Bank in connection with the preparation of this Amendment, and the closing of the transaction contemplated hereby.

         7.       Miscellaneous.

                  (a) Entire  Agreement.  The  following  documents  contain the entire agreement between the parties concerning the subject matter hereof: this Amendment, the Credit Agreement and the other Relevant Documents. Any representation, understanding or promise concerning the subject matter hereof, which is not expressly set forth in this Amendment, the Credit Agreement or the other Relevant Documents, shall not be enforceable by any party hereto or its successors or assigns. In the event of any conflict or inconsistency between the terms of this Amendment and the terms of the Credit Agreement, the terms of this Amendment shall govern.

                  (b) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.

                  (c) Governing Law. This Amendmen and the other agreements provided for herein and the rights and obligations of the parties hereto and thereto shall be construed, interpreted and governed in accordance with the laws of the State of Colorado.


         EXECUTED AND DELIVERED by the duly authorized officers of the parties as of the date first above written.

         BORROWER:                  KOALA CORPORATION, a Colorado corporation

                                    By:______________________________________
                                    Name (Print):____________________________
                                    Title:




         BANK: U.S. BANK NATIONAL ASSOCIATION, a national banking association


                                    By:______________________________________
                                          Joni M. Fish, Vice President